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                                                                    EXHIBIT 14.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 2005 [except as to note 19, which is as at March 23, 2005] with respect to the financial statements of Viventia Biotech Inc. as at December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004 in the Registration Statement for the registration of shares of common stock (Form 20-F) of the Company dated April 28, 2005.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
Toronto, Canada                                            Chartered Accountants
April 28, 2005